Certification

        I, Kenneth L. Sendelweck of German American Bancorp, certify that the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2002 fully complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934, and the information contained in the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2002 fairly presents, in all material respects, the financial condition and results of operations of German American Bancorp.

By: /s/ Kenneth L. Sendelweck Kenneth L. Sendelweck Principal Financial Officer August 14, 2002 Date

Exhibit 99.2